UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2021

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, NY		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Event.

Notes Offering

On October 27, 2021, Blackstone Private Credit Fund (the “Fund”) priced an offering of €500,000,000 in aggregate principal amount of its 1.750% notes due 2026 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

On November 2, 2021, the Fund and U.S. Bank National Association (the “Trustee”) entered into a Supplemental Indenture related to the Notes (the “Third Supplemental Indenture”), which supplements that certain Base Indenture, dated as of September 15, 2021 (as may be further amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with the Third Supplemental Indenture, the “Indenture”). The Notes will mature on November 30, 2026 and may be redeemed in whole or in part at the Fund’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 1.750% per year payable annually on November 30 of each year. There will be a short first interest period in respect of the period from, and including, the issue date to, but excluding, the first interest payment date on November 30, 2021. The Notes are general unsecured obligations of the Fund that rank senior in right of payment to all of the Fund’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Fund, rank effectively junior to any of the Fund’s secured indebtedness (including unsecured indebtedness that the Fund later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Fund’s subsidiaries, financing vehicles or similar facilities.

The Indentures contain certain covenants, including covenants requiring the Fund to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Fund is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indentures, the Fund will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The foregoing description of the Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Indentures, filed as exhibits hereto and incorporated by reference herein.

The net proceeds to the Fund were approximately €494.3 million, after deducting the initial purchaser discount and estimated offering expenses. The Fund expects to use the net proceeds of the Notes Offering for general corporate purposes of it and its subsidiaries.

On November 2, 2021, the Notes were admitted to the Official List of The International Stock Exchange (the “Exchange”). The Exchange is not a regulated market pursuant to the provisions of Directive 2014/65/EU on the markets in financial instruments, as amended (“MiFID II”).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of September 15, 2021, by and between the Fund and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Fund’s Current Report on Form 8-K, filed on September 15, 2021).

4.2	Third Supplemental Indenture, dated as of November 2, 2021, relating to the 1.750% Notes due 2026, by and between the Fund and U.S. Bank National Association, as trustee.

4.3	Form of 1.750% Notes due 2026 (incorporated by reference to Exhibit 4.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackstone Private Credit Fund

Date: November 2, 2021	By:	/s/ Marisa J. Beeney
Marisa J. Beeney
Chief Compliance Officer, Chief Legal Officer and Secretary